                      AMERCO and Consolidated Subsidiaries

      Exhibit 12.  Statement Re: Computation of Ratios

                                                         Year end
                                        ---------------------------------------
                                           2002    2001    2000    1999    1998
                                        ---------------------------------------
Pretax earnings from operations         $   5.0     5.8    99.7    94.7    75.0
Plus:  Interest expense                   116.3   114.6    99.9    85.6    89.3
       Preferred stock dividends           13.0    13.0    13.6    17.4    20.8
       Amortization of debt expense
         and discounts                      1.1     0.8     0.5     0.3     0.3
       A portion of rental expense
         (1/3)                             58.5    57.7    43.7    39.6    30.0
                                        ---------------------------------------

     Subtotal (A)                         193.9   191.9   257.4   237.6   215.4
                                        ---------------------------------------


Divided by:


Fixed charges:
  Interest expense                         76.1    87.4    81.5    73.7    79.4
  Preferred stock dividends                13.0    13.0    13.6    17.4    20.8
  A portion of rental expense (1/3)        58.5    57.7    43.7    39.6    30.0
  Interest capitalized during the
    period                                  2.0     2.5     1.4     0.9     2.2
  Amortization of debt expense
    and discounts                           1.1     0.8     0.5     0.3     0.3
                                        ----------------------------------------

     Subtotal (B)                       $ 150.7   161.4   140.7   131.9   132.7
                                        ---------------------------------------

     Ratio of earnings to fixed
       charges (A)/(B)                     1.29    1.19    1.83    1.80    1.62
                                        =======================================

         AMERCO believes that one-third of AMERCO's annual rental expense is a reasonable approximation of the interest factor of such rentals.